EXHIBIT 99.1

CAUTIONARY STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 — “SAFE HARBOR” FOR FORWARD LOOKING STATEMENTS

      This Annual Report on Form 10-K (“Form 10-K”) of The Ultimate Software Group, Inc. (“Ultimate Software” or the “Company”), other filings with the Securities and Exchange Commission, press releases and other public statements made by Company spokespersons may contain forward-looking statements which reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, those discussed in below and elsewhere in this Form 10-K. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions identify forward-looking statements. These forward-looking statements speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Quarterly Fluctuations

      The Company’s quarterly revenues and operating results have varied significantly in the past and are likely to vary substantially from quarter to quarter in the future. The Company’s operating results may fluctuate as a result of a number of factors, including, but not limited to, increased expenses (especially as they relate to product development and sales and marketing), timing of product releases, increased competition, variations in the mix of revenues, announcements of new products by the Company or its competitors and capital spending patterns of the Company’s customers. The Company establishes its expenditure levels based upon its expectations as to future revenues, and, if revenue levels are below expectations, expenses can be disproportionately high. A drop in near term demand for the Company’s products could significantly affect both revenues and profits in any quarter. Operating results achieved in previous fiscal quarters are not necessarily indicative of operating results for the full fiscal years or for any future periods. As a result of these factors, there can be no assurance that the Company will be able to establish or, when established, maintain profitability on a quarterly basis. The Company believes that, due to the underlying factors for quarterly fluctuations, period-to-period comparisons of its operations are not necessarily meaningful and that such comparisons should not be relied upon as indications of future performance.

Product Concentration

      Until 1997, substantially all of the Company’s revenues were derived from its UltiPro for Lan product and related services. The Company shifted its focus from a product based on DOS and local area network technologies, UltiPro for Lan, to a Web-based workforce management solution, UltiPro Workforce Management, described below. Ultimate Software’s UltiPro Workforce Management (“UltiPro”) is a Web-based solution designed to deliver the functionality businesses need to manage the employee life cycle, whether their processes are centralized at headquarters or distributed across multiple divisions or branch offices. UltiPro’s human resources (“HR”) and benefits management functionality is wholly integrated with a flexible payroll engine, reporting and analytical decision-making tools, and a central Web portal that can serve as the customer’s gateway for its workforce to access company-related and personal information. UltiPro Workforce Management is marketed both through the Company’s direct sales team as well as through alliances with business service providers (BSPs) that market co-branded UltiPro to their customer bases. Ultimate Software’s direct sales team focuses on companies with more than 500 employees and sells both on a license (typically in-house) and service basis (typically hosted and priced on a per-employee-per-month basis). The Company’s BSP alliances focus primarily on companies with under 500 employees and typically sell an Internet solution priced on a monthly/service basis, sharing revenue with Ultimate Software. The Company’s direct sales force markets UltiPro as an in-house payroll and workforce management solution and alternatively as a hosted offering branded “Intersourcing.”

Intersourcing provides Web access to comprehensive workforce management functionality for organizations that need to simplify the information technology (IT) support requirements of their business applications. Through the Intersourcing model introduced in 2002, the Company provides the hardware, infrastructure, ongoing maintenance and backup services for its customers at a BellSouth data center. Currently, the UltiPro product and related services account for substantially all of the Company’s revenues. The Company’s future success will depend on maintaining and increasing acceptance of UltiPro, including Intersourcing, and related services, and its ability to successfully implement the product. There can be no assurance that UltiPro will gain broad market acceptance or that the Company will be able to successfully implement UltiPro in a timely manner. Any factors adversely affecting the demand for UltiPro would have a material adverse effect on the Company’s business, operating results and financial condition.

Management of Growth

      The Company has experienced a period of rapid growth. For example, the number of the Company’s employees has increased from 227 as of December 31, 1996 to 415 as of December 31, 2002. The growth of the Company’s business and expansion of its customer base has placed, and is expected to continue to place, a significant strain on the Company’s management and operations. The Company expects to continue to increase its research and development, professional services, sales and marketing and administrative operations to accommodate its growth plans. Accordingly, the Company’s future operating results will depend on the ability of its management and other key employees to continue to implement and improve its systems for operations, financial control and information management and to recruit, train, manage and retain its employee base. There can be no assurance that the Company will be able to manage or continue to manage its recent or any future growth successfully, and any inability to do so would have a material adverse effect on the Company’s business, operating results and financial condition.

Risks Associated with Sales Channels

      The Company sells its products and services primarily through its direct sales force and a network of business service providers (“BSPs”) that market to their customers. Ultimate Software’s direct sales team focuses on companies with more than 500 employees and sells both on a license (typically in-house) and service basis (typically hosted and priced on a per-employee-per-month basis). The Company’s BSP alliances focus primarily on companies with under 500 employees and typically sell an Internet solution priced on a monthly/service basis, sharing revenue with Ultimate Software. During 2001, Ultimate Software and Ceridian Corporation (“Ceridian”) reached an agreement, as amended in 2002, which granted Ceridian a non-exclusive license to use UltiPro software as part of an on-line offering that Ceridian intends to market primarily to businesses with under 500 employees. The aggregate minimum payments that Ceridian is obligated to pay Ultimate Software over the minimum term of the agreement is $42.7 million. To date, Ceridian has paid to Ultimate Software a total of $16.5 million under the agreement. The parties expect the minimum term of the agreement to be 7 years. The Company’s ability to achieve significant revenue growth in the future will depend, in large part, upon the success of its direct sales force, its ability to establish and maintain relationships with BSPs, including its existing relationship with Ceridian, and its ability to adapt its sales channels to address the evolving markets for its products (the “Sales Strategies”). The Company’s ability to achieve significant revenue growth in the future will also depend on its success in recruiting, training and retaining sufficient direct sales personnel (the “Sales Recruiting”). Any factors adversely affecting the success of the Sales Strategies and/or the Sales Recruiting could have a material adverse effect on the Company’s business, operating results and financial condition.

Rapid Technological Change; Dependence on New Products

      The market for the Company’s products is characterized by rapid technological advancements, changes in customer requirements, frequent new product introductions and enhancements and changing industry standards. The life cycles of the Company’s products are difficult to estimate. Rapid technological changes and the introduction of new products and enhancements could undermine the Company’s current market position by new or existing competitors. The Company’s growth and future success will depend, in part, upon its ability to enhance its current products and introduce new products in order to keep pace with products offered by the Company’s competitors, adapt to technological advancements and changing industry standards and expand the functionality of its products to address the increasingly sophisticated requirements of its customers. There can be no assurance that the Company will have sufficient resources to make the necessary investments or that it will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new products or enhancements. In addition, there can be no assurance that such products or enhancements will meet the requirements of the marketplace or achieve market acceptance at the rate expected by the Company. Any failure by the Company to anticipate or respond adequately to technological advancements, customer requirements and changing industry standards, or any significant delays in the development, introduction or availability of new products or enhancements, could have a material adverse effect on the Company’s business, operating results and financial condition.

Competition

      The Company’s future success will depend significantly upon its ability to increase its share of its target market, to maintain and increase its recurring revenues from existing customers and to sell additional products, product enhancements, maintenance and support agreements and training and consulting services to existing and new customers. The HRMS/payroll market is intensely competitive. Ultimate Software’s competitors include (i) large service bureaus, primarily ADP and to a lesser extent Ceridian Corporation; (ii) a number of companies, such as Lawson Software, Inc., Oracle Corporation, PeopleSoft, Inc. and SAP, which offer human resource management and payroll (“HRMS/payroll”) software products for use on mainframes, client/server environments and/or Web servers; and (iii) the internal payroll/human resources departments of potential customers which use custom-written software. Many of the Company’s competitors or potential competitors have significantly greater financial, technical and marketing resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and to changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than can the Company. The Company believes that existing competitors and new market entrants will attempt to develop in-house systems that will compete with the Company’s products. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures will not materially adversely affect the Company’s business, operating results and financial condition. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of the Company’s prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. There can be no assurance that competitors will not develop products that are superior to the Company’s products or achieve greater market acceptance.

Dependence on Key Personnel

      The Company’s success depends to a significant extent upon a limited number of members of senior management and other key employees, including Scott Scherr, the Company’s Chairman of the Board, President and Chief Executive Officer. The Company does not have employment contracts with any of its key personnel other than certain non-competition and confidentiality agreements entered into with Mr. Scherr. The Company maintains key man life insurance for Scott Scherr in the amount of $2.0 million. The loss of the service of one or more key managers or other employees could have a material adverse effect upon the Company’s business, operating results and financial condition.

Reliance on Microsoft Corporation and Other Third-Party Technologies

      The Company’s software products are designed primarily to operate with Microsoft Corporation (“Microsoft”) technologies and the Company’s strategy requires that its products and technology be compatible with new developments in Microsoft technology. Although the Company believes that

Microsoft technologies are currently widely utilized by businesses of all sizes, there can be no assurance that businesses will continue to adopt such technologies as anticipated, will migrate from older Microsoft technologies (such as DOS or earlier versions of Windows) to newer Microsoft technologies or will not adopt alternative technologies that are incompatible with the Company’s products. If businesses do not migrate from older technologies and adopt the Microsoft technologies with which the Company’s products are compatible, the Company’s business, operating results and financial condition could be materially and adversely affected. In addition, the Company’s products utilize certain software licensed to it by other third-party software developers. Although the Company believes that there are alternatives for these products, any significant interruption in the availability of such third-party software could have a material adverse impact on the Company’s sales unless and until the Company can replace the functionality provided by these products. Moreover, the Company is to a certain extent dependent upon such third parties’ abilities to enhance their current products, to develop new products on a timely and cost-effective basis and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company would be able to replace the functionality provided by the third-party software currently offered in conjunction with the Company’s products in the event that such software becomes obsolete or incompatible with future versions of the Company’s products or is otherwise not adequately maintained or updated. The absence of or any significant delay in the replacement of that functionality could have a material adverse effect on the Company’s business, operating results and financial condition.

Timely Release of Periodic Updates to Reflect Tax Law and Other Regulatory Changes

      The Company’s products are affected by changes in laws and regulations and generally must be updated annually or periodically to maintain their accuracy and competitiveness. There can be no assurance that the Company will be able to release these annual or periodic updates on a timely basis in the future. Failure to do so could have a material adverse effect on market acceptance of the Company’s products, which could have a material adverse effect on the Company’s business, operating results and financial condition. In addition, significant changes in tax laws and regulations or other regulatory provisions applicable to the Company’s products could require the Company to make a significant investment in product modifications, which could have a material adverse effect on the Company’s business, operating results and financial condition.

Protection of Intellectual Property; Risks of Infringement

      The Company’s success is dependent in part on its ability to protect its proprietary rights. The Company relies on a combination of copyright, trademark and trade secret laws, as well as confidentiality agreements and licensing arrangements, to establish and protect its proprietary rights. The Company does not have any patents or patent applications pending, and existing copyright, trademark and trade secret laws afford only limited protection. Accordingly, there can be no assurance that the Company will be able to protect its proprietary rights against unauthorized third party copying or use, which could materially adversely affect the Company’s business, operating results and financial condition. Despite the Company’s efforts to protect its proprietary rights, attempts may be made by unauthorized parties to copy or reverse engineer aspects of the Company’s products or to obtain and use information that the Company regards as proprietary. Moreover, there can be no assurance that others will not develop products that perform comparably to the Company’s proprietary products. Policing the unauthorized use of the Company’s products is difficult. Litigation may be necessary in the future to enforce the Company’s intellectual property rights, to protect the Company’s trademarks, copyrights or trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company’s business, operating results and financial condition.

      As is common in the software industry, the Company from time to time may become aware of third-party claims of infringement by the Company’s operations or products of third-party proprietary rights. While the Company is not currently aware of any such claim, the Company’s software products may increasingly be subject to such claims as the number of products and competitors in the Company’s industry grows and the functionality of products overlaps and as the issuance of software patents becomes increasingly common. Any such claims, with or without merit, can be time consuming and expensive to defend, cause product shipment delays or require the Company to enter into royalty or licensing agreements. Such royalty agreements, if required, may not be available on terms acceptable to the Company, or at all, which could have a material adverse effect on the Company’s business, operating results and financial condition.

Product Errors; Product Liability

      Software products such as those offered by the Company frequently contain undetected errors or failures when first introduced or as new versions are released. Testing of the Company’s products is particularly challenging because it is difficult to simulate the wide variety of computing environments in which the Company’s customers may deploy these products. Despite extensive testing, the Company from time to time has discovered defects or errors in its products. There can be no assurance that such defects, errors or difficulties will not cause delays in product introductions and shipments, result in increased costs and diversion of development resources, require design modifications or decrease market acceptance or customer satisfaction with the Company’s products. In addition, there can be no assurance that, despite testing by the Company and by current and potential customers, errors will not be found after commencement of commercial shipments, resulting in loss of or delay in market acceptance, which could have a material adverse effect upon the Company’s business, operating results and financial condition. The Company has included security features in its products that are intended to protect the privacy and integrity of customer data. Despite the existence of these security features, the Company’s software products may be vulnerable to break-ins and similar disruptive problems. Addressing these evolving security issues may require significant expenditures of capital and resources by the Company, which may have a material adverse effect on the Company’s business, operating results and financial condition.

      The sale and support of software products and the performance of related services by the Company entails the risk of product liability claims. Customers use the Company’s products in connection with the preparation and filing of tax returns and other regulatory reports. If any of the Company’s products contain errors that produce inaccurate results upon which users rely, or cause users to misfile or fail to file required information, the Company could be subject to liability claims from users which could, in turn, materially adversely affect the Company’s business, operating results and financial condition. The Company’s license agreements with its customers typically contain provisions intended to limit the Company’s exposure to such claims, but such provisions may not be effective in limiting the Company’s exposure. There can be no assurance that the contractual limitations used by the Company will be enforceable or will provide the Company with adequate protection against product liability claims in certain jurisdictions. A successful claim for product or service liability brought against the Company could result in substantial cost to the Company and divert management’s attention from the Company’s operation, which could have a material adverse effect upon the Company’s business, operating results and financial condition.